Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2022, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-260742) and related Prospectus of Samsara Vision, Inc. dated March 10, 2022.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
March 10, 2022	A Member of Ernst & Young Global